UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	Commission File Number:
February 1, 2006	0-51715

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer Identification Number)

4600 E. 48th Avenue
Denver, Colorado 80216
303/320-8800

(Address of principal executive
offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 1, 2006, Sport-Haley, Inc. (the “Company”) received a letter from The Nasdaq  Stock Market, Inc. (“Nasdaq”) advising that Sport-Haley, after filing its application for registration of  its common stock on Form 10 and it becoming effective on January 26, 2006, has regained compliance  with the registration requirement for continued listing on the Nasdaq National Market, as stated in  NASD Marketplace Rule 4440(a). The Company was further advised that, subject to making a public  disclosure concerning the receipt of the letter, Nasdaq considered the matter to be closed.

We previously announced that Sport-Haley, Inc. in late December 2005 notified Nasdaq, upon  which its common shares are listed on the National Market, that the Company had recently become  aware that its common shares were not properly registered under §12(g) of the Securities Exchange Act  of 1934, as amended (the “Exchange Act”), as the Company had believed, and therefore, the Company  was not in compliance with NASD Marketplace Rule 4440(a), which requires an issue of securities to  be registered under §12(g)(1) of the Exchange Act in order to be listed on the Nasdaq National Market.  In order to regain compliance with the Nasdaq continued listing standards, Sport-Haley filed an  application for registration of its common stock pursuant to §12(g) of the Exchange Act on Form 10 and  agreed to continue making those filings with the SEC which are required of §12(g) filers until such  registration became effective. The SEC notified the Company that its Form 10 registration became  effective on January 24, 2006.

Item 8.01 Other Events

On February 3, 2006, Sport-Haley, Inc. issued a news release announcing the receipt of notification from Nasdaq of the Company regaining compliance with the continued listing requirements for Nasdaq National Market. A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	News Release dated February 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: February 3, 2006	By:	/s/ Patrick W. Hurley
Patrick W. Hurley, Chief Financial Officer